EXHIBIT 5.1

          [SONNENSCHEIN NATH & ROSENTHAL LLP LETTERHEAD]



                               July 25, 2003

GraphOn Corporation
400 Cochrane Circle
Morgan Hill, California 95037

      Re:  Registration Statement on Form S-8 Under the Securities
Act of 1933

Ladies and Gentlemen:

      In our capacity as counsel to GraphOn Corporation, a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering 1,011,962 shares of common stock, par value $.0001 per share, of the Company (the "Option Shares") issuable upon future exercises of certain options heretofore issued, or which may be issued subsequent hereto (collectively, the "Options"), pursuant to the Company's 1996 Stock Option Plan, 1998 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan as amended (collectively, the "Plans").

      In that connection, we have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, both as amended to date, the Plans, the instruments evidencing the Options (if heretofore issued), the Registration Statement, corporate proceedings of the Company relating to the Plans and the issuance of the Options and the Option Shares and such other instruments and documents as we have deemed relevant under the circumstances.

      In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company with respect to the Options and the Option Shares to date.

      Based upon and subject to the foregoing, we are of the opinion the Option Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Options, will be duly and validly issued, fully paid and non-assessable.

      The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

GraphOn Corporation
July 25, 2003
Page 2


      We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under
Section 7 of the Act.

                               Very truly yours,

                               SONNENSCHEIN NATH & ROSENTHAL LLP


                               By: /s/ Ira I. Roxland
                                   --------------------------------
                                   A Member of the Firm